UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 29, 2007

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The information under the heading “Restrictions on Dividends” in Item 8.01 below is incorporated into this Item 3.03 by reference.

Item 8.01	Other Events

On March 29, 2007, PNC Preferred Funding LLC (the “Company”), a Delaware limited liability company and indirect subsidiary of The PNC Financial Services Group, Inc. (“PNC”), closed the sale of $500,000,000 of Fixed-to-Floating Rate Non-Cumulative Exchangeable Perpetual Trust Securities (the “Trust Securities”) of PNC Preferred Funding Trust II, a Delaware statutory trust. The sale was made pursuant to a Purchase Agreement, dated March 22, 2007, by and among the Company, PNC and Goldman, Sachs & Co., as representative of the purchasers named in the agreement (collectively, the “Purchasers”).

The Trust Securities will be offered and sold by the Purchasers in reliance on Rule 144A under the Securities Act of 1933, as amended, only to persons who are “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended.

PNC Preferred Funding Trust II’s sole assets consist of $500,000,000 of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Securities of the Company, liquidation preference $100,000 per security (the “Series 2007-A Company Preferred Securities”). The Company’s material assets consist of indirect interests in mortgages and mortgage-related assets.

If the Office of the Comptroller of the Currency so directs following the occurrence of a Conditional Exchange Event (defined below), each Trust Security will be automatically exchanged for a share of Series I Non-Cumulative Perpetual Preferred Stock of PNC, $1.00 par value, with a liquidation preference of $100,000 per share (the “Series I Preferred Stock”). “Conditional Exchange Event” means: (a) PNC Bank, National Association (“PNC Bank”) becoming “undercapitalized” under the OCC’s “prompt corrective action” regulations, (b) PNC Bank being placed into conservatorship or receivership or (c) the OCC, in its sole discretion, directing such exchange in anticipation of PNC Bank becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by PNC Bank, and in connection therewith, directs such exchange.

Restrictions on Dividends

At the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), PNC entered into an Exchange Agreement (the “Exchange Agreement”) whereby PNC covenanted in favor of the holders of the Trust Securities that, if full dividends are not paid on the Series 2007-A Company Preferred Securities and the Trust Securities for any dividend period, then PNC will not declare or pay dividends with respect to, or redeem, purchase or acquire, any of its equity capital securities during the next succeeding dividend period, other than: (i) purchases, redemptions or other acquisitions of shares of capital stock of PNC in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) purchases of shares of common stock of PNC pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan, (iii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan, (iv) as a result of an exchange or conversion of any class or series of PNC’s capital stock for any other class or series of PNC’s capital stock, (v) the purchase of fractional interests in shares of PNC capital stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vi) any stock dividends paid by PNC where the dividend stock is the same stock as that on which the dividend is being paid. A copy of the Exchange Agreement is attached to this Report as Exhibit 4.16.

Replacement Capital Covenant

At the Closing, PNC entered into a Replacement Capital Covenant (the “Covenant”) whereby PNC agreed for the benefit of specified debtholders that, until March 29, 2017, neither it nor its subsidiaries will purchase or redeem the Trust Securities, the Series 2007-A Company Preferred Securities or the Series I Preferred Stock (collectively, the “Covered Securities”) unless: (i) PNC has received the prior approval of the Federal Reserve Board, if such approval is then required under the Federal Reserve Board’s capital guidelines applicable to bank holding companies and (ii) during a 180-day period prior to the date of purchase, PNC, PNC Bank or PNC Bank’s subsidiaries, as applicable, have received proceeds from the sale of Qualifying Securities in the amounts specified in the Covenant (which amounts will vary based on the type of securities sold). “Qualifying Securities” means securities having terms and provisions that are specified in the Covenant and include both debt and equity securities that, generally described, are intended to contribute to PNC’s capital base in a manner that is similar to the contribution to its capital base made by the Covered Securities. The Covenant could preclude PNC from purchasing the Covered Securities at a time when PNC might otherwise wish to do so. A copy of the Covenant is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.16 Exchange Agreement dated March 29, 2007, by and among The PNC Financial Services Group, Inc., PNC Bank, National Association and PNC Preferred Funding Trust II.

99.1 Replacement Capital Covenant dated March 29, 2007, by The PNC Financial Services Group, Inc. in favor of specified debtholders [Change on exhibit itself as well].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.

March 30, 2007	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
4.16	Exchange Agreement dated March 29, 2007, by and among The PNC Financial Services Group, Inc., PNC Bank, National Association and PNC Preferred Funding Trust II.	Filed herewith

99.1	Replacement Capital Covenant dated March 29, 2007, by The PNC Financial Services Group, Inc. in favor of specified debtholders.	Filed herewith